UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 15, 2019

SEARS HOMETOWN AND OUTLET STORES, INC.
(Exact name of registrant as specified in charter)

Delaware	001-35641	80-0808358
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5500 Trillium Boulevard, Suite 501 Hoffman Estates, Illinois		60192
(Address of principal executive offices)		(Zip code)
Registrant’s telephone number, including area code: (847) 286-7000
(Former name or former address, if changed since last report):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

(b), (d) On April 15, 2019, Edward S. Lampert and his investment affiliate ESL Partners L.P. (together, “ESL”), holding together a majority of the outstanding shares of common stock, par value $0.01 per share, of Sears Hometown and Outlet Stores, Inc. (the “Company”), acted to remove William K. Phelan and David Robbins as directors of the Company. ESL took this action by written consent (the “Written Consent”) in accordance with Article I, Section 1.10 of the Company’s Amended and Restated Bylaws and Section 228 of the General Corporation Law of the State of Delaware.

Pursuant to the Written Consent, ESL also appointed Alberto Franco and John Tober to replace Mr. Phelan and Mr. Robbins on the Company’s Board of Directors (the “Board”). There are no arrangements or understandings between either Mr. Franco or Mr. Tober and any other person pursuant to which Mr. Franco or Mr. Tober was appointed as a member of the Board. Mr. Franco has been appointed to the Compensation Committee of the Board and Mr. Tober has been appointed as a member of, and the Chair of, the Audit Committee. Following the removal of Mr. Phelan and Mr. Robbins from the Board, Mr. Longino is the sole member of the special committee of independent directors.

The foregoing summary is qualified in its entirety by reference to the full text of the Written Consent, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference. The Company intends to provide notice of such Written Consent to stockholders who are entitled to receive such notice in accordance with Section 228(e) of the General Corporation Law of the State of Delaware.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 15, 2019, ESL amended the Company’s Amended and Restated Bylaws (as so amended, the “Amended and Restated Bylaws”) pursuant to the Written Consent to (i) provide that the number of directors on the Board shall be seven, except as otherwise determined from time to time by resolution of the Board, and (ii) provide for specified approval and procedural requirements that must be met prior to the Company effecting the closure of 20% or more of the stores operating any line of business of the Company or a liquidation, sale or disposal of (x) Company assets representing 20% or more of the consolidated assets of the Company and its subsidiaries, other than in the ordinary course of business, or (y) a line of business of the Company representing 20% or more of the consolidated net sales or net income of the Company and its subsidiaries (each a “Liquidation Action”). Under the Amended and Restated Bylaws, prior to commencing a Liquidation Action, the Board must adopt at a meeting a resolution recommending such Liquidation Action with the affirmative vote of at least 90% of directors then in office. Following the adoption of such a resolution, the Company must make a public announcement of such recommendation and the Board must then approve such Liquidation Action by an affirmative vote of no less than 90% of directors then in office at a second meeting at least thirty (30) business days following the first meeting.

The foregoing description of the Amended and Restated Bylaws is a summary only and is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, a copy of which is attached as Exhibit 3.1 hereto and is incorporated by reference into this Item 5.03.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

3.1*	Amended and Restated Bylaws of Sears Hometown and Outlet Stores, Inc.
99.1*	Action by Written Consent of Stockholders, dated April 15, 2019.

* Filed herewith

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEARS HOMETOWN AND OUTLET STORES, INC.

By:	/s/ CHARLES J. HANSEN
Charles J. Hansen
Vice President, General Counsel, and Secretary

Dated: April 19, 2019